Exhibit 99.1

MDWerks’ Two Trees Beverage Subsidiary Receives Three 2025 SIP Awards

Green Cove Springs, FL – July 9, 2025 – MDWerks, Inc. (“MDWerks” or the “Company”) (OTCQB: MDWK), a forward-thinking company leading the charge in the world of sustainable technology, today announced that its subsidiary, Two Trees Beverage Company (“Two Trees”), received three 2025 SIP Awards, including a Silver Medal and an Innovation Award for Tim Smith’s Climax Honey Raspberry Flavored Whiskey™ as well as a Silver Medal for Two Trees Snarly Yow Bourbon Whiskey™.

The prestigious SIP Awards, an esteemed annual event in the world of spirits, stands as a benchmark of excellence in the industry. Renowned for its rigorous blind-tasting methodology, the SIP Awards offers a level playing field for spirits of all scales and origins, where consumers and industry experts alike evaluate each entry without any bias. This unparalleled approach ensures that the most deserving brands are recognized and celebrated. The SIP Awards not only fosters competition but also serves as a platform for spirits producers to showcase their craft and innovation. With its commitment to transparency and quality, the SIP Awards continues to be a gold standard in the realm of spirit competitions, guiding consumers and connoisseurs to discover the finest libations.

In this year’s 17th annual SIP Awards competition, more than 1,300 global entries were judged by approximately 300 spirits enthusiasts through a double-blind tasting process. Consumer judges scored each spirit sample based on aroma, taste, and finish, in a controlled environment to provide a consistent and fair assessment across the board.

The Silver Medal Award showcases spirits earning marks from consumer judges in the top range of their categories, reflective of distinguished spirits to be recommended to the public.

The Innovation Award recognizes spirits with interesting and unique taste profiles or designs, indicative of innovative, groundbreaking new spirits.

Steven Laker, Chief Executive Officer of MDWerks, commented, “We are thrilled to announce that we’ve earned three prestigious 2025 SIP Awards—two silver medals and an innovation award! These accolades celebrate the exceptional quality and enticing flavor profiles of the spirits crafted by our Two Trees beverage subsidiary. Thanks to Two Trees’ cutting-edge rapid aging technology, we’re not only making an impressive mark on the environment and economy, but we’re also producing extraordinary spirits that have impressed consumers in blind tastings once again.”

About MDWerks, Inc.

MDWerks, Inc. (“MDWerks”) (OTCQB: MDWK) is a forward-thinking company that is leading the charge in the world of sustainable technology. As a prominent provider of energy wave technologies, MDWerks is committed to developing innovative solutions that help businesses reduce their costs and drive business value. For more information, please visit https://mdwerksinc.com/.

MDWerks’ wholly owned subsidiary, Two Trees Beverage Company, is headquartered deep in the Appalachian Mountain country, creating fine spirits, aged sustainably. Two Trees’ fine spirits brands, including Two Trees® and Tim Smith Spirits®, have received multiple industry awards. For more information, please visit https://twotreesdistilling.com/.

MDWerks’ wholly owned subsidiary, RF Specialties, LLC (“RFS”), addresses companies’ most pressing challenges by implementing automated radio frequency technology systems in a sustainable way reducing costs and increasing speed to market when compared to traditional methods. For more information, please visit https://www.rfspecialtiesus.com/.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements”. Forward-looking statements also may be included in other publicly available documents issued by MDWK and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause MDWK’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for MDWK’s products and services, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q and Current Reports on Form 8-K, which are available on the Securities and Exchange Commission’s website at sec.gov. We assume no obligation to update any forward-looking statements contained in this press release.

Company Contact:

MDWerks, Inc.

Steven Laker

T: (252) 501-0019

stevel@mdwerksinc.com

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (303) 953-9878

kahl@theequitygroup.com